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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-09393, 33-29900, 33-56585, 33-56587,
33-62083, 33-34571) of Galoob Toys, Inc. and subsidiaries of our report dated January 31, 1998 appearing on page F-1 of this Form 10-K.


Price Waterhouse LLP
San Francisco, California
March 26, 1998